SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Urovant Sciences Ltd.

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Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On September 22, 2020

Dear Shareholder:

You are cordially invited to attend the Urovant Sciences Ltd. 2020 Annual General Meeting of Shareholders, or the Annual Meeting. The Annual Meeting will be held on Tuesday, September 22, 2020 at 5:00 p.m. (Pacific Time). In light of the COVID-19 pandemic, for the safety of all of our people, including our shareholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held solely in a virtual meeting format via the Internet. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/UROV. The Annual Meeting is being held for the following purposes:

1.

To consider and vote on the election of the Board of Directors’ six nominees for director, Myrtle S. Potter, James Hindman, Sef P. Kurstjens, M.D., Ph.D., Pierre Legault, Shigeyuki Nishinaka, Ph.D. and James Robinson, to serve as directors until our 2021 Annual General Meeting of Shareholders and until their respective successors are duly elected;

2.

To consider and vote on the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2021, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2021 and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2021; and

3.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

We will also lay before the Annual Meeting our audited consolidated financial statements as of and for our fiscal year ended March 31, 2020, pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and our Bye-laws.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is Friday, July 24, 2020. Only shareholders of record at the close of business on that date are entitled to notice of and may vote at the Annual Meeting or any adjournment or postponement thereof.

Requirement to Register to Attend the Annual Meeting

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/UROV prior to September 18, 2020 at 5:00 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to submit questions during the Annual Meeting. You will not be able to attend the Annual Meeting in person.

Important Notice Regarding the Availability of Proxy Materials The Proxy Statement and Annual Report to Shareholders are available at www.proxydocs.com/UROV.

By Order of the Board of Directors

/s/ James A. Robinson

James A. Robinson
Principal Executive Officer

London, United Kingdom

July 27, 2020

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please ensure your representation at the Annual Meeting by submitting your proxy or voting instructions as soon as possible. Even if you have submitted a proxy to vote your shares at the Annual Meeting, you may still vote at the Annual Meeting.

Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

PROXY STATEMENT

FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On September 22, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors, or the Board, of Urovant Sciences Ltd., or Urovant, is soliciting your proxy to vote at the 2020 Annual General Meeting of Shareholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. See “How do I vote?” below.

Pursuant to rules of the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials, or Notice, to our shareholders that did not request to receive paper copies of our proxy materials and our Annual Report on Form 10-K for the year ended March 31, 2020, or our 2019 Annual Report, or are otherwise receiving our proxy materials electronically by email. The Notice contains instructions on how shareholders can access those documents over the Internet and vote their shares. All shareholders who do not receive a Notice, or who have not consented to receive their proxy materials electronically by e-mail, will receive a printed copy of the proxy materials by mail.

We intend to mail our proxy materials, including this proxy statement and our 2019 Annual Report, beginning on or about August 4, 2020 to all shareholders of record entitled to vote at the Annual Meeting.

Where and when will the Annual Meeting be held and how do I register to attend?

The Annual Meeting will be held on Tuesday, September 22, 2020 at 5:00 p.m. (Pacific Time). In light of the COVID-19 pandemic, for the safety of all of our people, including our shareholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held solely in a virtual meeting format via the Internet. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/UROV. Information on how to vote at the Annual Meeting is discussed under “How do I vote?” below.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/UROV prior to September 18, 2020 at 5:00 p.m. (Eastern Time). As part of the registration process, you must enter the control number located on your Notice or on your proxy card or voting instruction form if you received a printed set of the proxy materials. In addition, if you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting. You will not be able to attend the Annual Meeting in person.

Our virtual Annual Meeting will also allow shareholders to submit questions before and during the Annual Meeting. Questions should relate to the proposals being considered at the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by shareholders regarding the proposals to be considered and voted on at the Annual Meeting.

The Annual Meeting webcast will begin promptly at 5:00 p.m. (Pacific Time). We encourage you to access the virtual Annual Meeting prior to the start time. Online check-in will begin at 4:45 p.m. (Pacific Time), and you should allow ample time for the check-in procedures.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on Friday, July 24, 2020, or the record date, will be entitled to vote at the Annual Meeting. On this record date, there were 31,181,794 common shares outstanding and entitled to vote.

Shareholder of Record: Common Shares Registered in Your Name

If, on the record date, your common shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible. See “How do I vote?” below.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on the record date, your common shares were held, not in your name, but rather through a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your common shares is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. See above under “Where and when will the Annual Meeting be held and how do I register to attend?”

What am I voting on?

There are two matters scheduled for a vote:

•

Election of the Board’s six nominees for director, Myrtle S. Potter, James Hindman, Sef P. Kurstjens, M.D., Ph.D., Pierre Legault, Shigeyuki Nishinaka, Ph.D. and James Robinson, to serve as directors until our 2021 Annual General Meeting of Shareholders and until their respective successors are duly elected; and

•

Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2021, the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, or the Companies Act, for our fiscal year ending March 31, 2021 and the authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2021.

In addition to the two matters scheduled for a vote, in accordance with the Companies Act and our Bye-law 74, our audited consolidated financial statements as of and for our fiscal year ended March 31, 2020 will be laid before the Annual Meeting. These consolidated financial statements were audited by Ernst & Young LLP. The Audit Committee of the Board has approved these consolidated financial statements. There is no requirement under Bermuda law that these statements be approved by shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to Ernst & Young LLP, our auditor for our fiscal year ended March 31, 2020, as required by the Companies Act.

What if another matter is properly brought before the Annual Meeting?

As of the date of this proxy statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

On Proposal 1, you may vote “For,” “Against” or “Abstain” with respect to each of the six director nominees. For Proposal 2, you may vote “For,” “Against” or “Abstain.”

The procedures for voting are described below.

Shareholder of Record: Common Shares Registered in Your Name

We urge you to submit a proxy by Internet, telephone or mail to authorize how your shares are voted at the Annual Meeting. This will ensure your shares are represented and your vote is counted at the Annual Meeting whether or not you plan to attend the Annual Meeting. You may still attend and vote at the Annual Meeting, even if you have already submitted a proxy to authorize the voting of your shares at the Annual Meeting. You may submit a proxy or vote your shares by one of the following methods:

•

By Internet. To submit a proxy over the Internet to vote your shares at the Annual Meeting, follow the instructions on the website referred to in the Notice previously mailed to you, or, if you received a printed copy of the proxy statement, follow the instructions on the enclosed proxy card.

•

By Telephone. If you received a printed copy of the proxy statement, you may submit a proxy by telephone to vote your shares at the Annual Meeting by following the instructions on the enclosed proxy card.

•	By Mail. If you received a printed copy of the proxy statement, you may complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope.

•

At the Annual Meeting. To vote at the Annual Meeting, you must do so through www.proxydocs.com/UROV. To be admitted to the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card. See above under “Where and when will the Annual Meeting be held and how do I register to attend?” After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your bank, broker or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. If you received a printed copy of the proxy statement, you may also submit your voting instructions by completing, signing and dating the voting instruction form that was included with this proxy statement and returning it in the accompanying postage-paid envelope.

To vote at the Annual Meeting, you must do so through www.proxydocs.com/UROV. To be admitted to the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or voting instruction form. You will also need to provide the registered name on your account and the name of the broker, bank or other nominee that holds your shares as part of the registration process. See above under “Where and when will the Annual Meeting be held and how do I register to attend?” After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

How many votes do I have?

On each matter to be voted upon, you have one vote for each common share you owned as of the close of business on the record date.

How will my shares be voted on the proposals at the Annual Meeting?

Shareholder of Record: Shares Registered in Your Name

The common shares represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “For” each of the six director nominees (Proposal 1) and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, appointment of Ernst & Young LLP as our auditor for statutory purposes for our fiscal year ending March 31, 2021 and authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP (Proposal 2). If you are a shareholder of record and do not vote at the Annual Meeting or do not submit a proxy to authorize the voting of your shares at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you hold your common shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm) is considered routine under applicable stock exchange rules, while Proposal 1 (election of directors) is considered non-routine. Accordingly, if you hold your common shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal 2 at the Annual Meeting, but will not be permitted to vote your shares on Proposal 1 at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 1 in the manner directed by your broker, but your shares will constitute “broker non-votes” on Proposal 1 at the Annual Meeting.

What if I return a proxy card or otherwise vote but do not make specific choices?

Common shares represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted:

•	“For” the election of all six nominees for director; and

•

“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, appointment of Ernst & Young LLP as our auditor for statutory purposes for our fiscal year ending March 31, 2021 and authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How many votes are needed to approve each proposal?

For Proposal 1 (election of directors), each director shall be elected by the affirmative vote of a majority of the votes cast; provided, however, that the six persons receiving the most votes shall be elected as directors, and in each case receipt of an absolute majority of the votes cast shall not be a prerequisite to the election of any director. Proposal 2 (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm) shall be decided by the affirmative vote of a majority of the votes cast in accordance with our Bye-laws. For each of Proposal 1 and Proposal 2, only votes “For” or “Against” will be counted as a vote cast. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of Proposal 1 or Proposal 2, as applicable.

What is the quorum requirement?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. A quorum will be present if the holders of common shares representing a majority of the aggregate voting rights of the issued and outstanding common shares are present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, within half an hour from the time appointed for the Annual Meeting, a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with our Bye-laws.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

Shareholder of Record: Shares Registered in Your Name

Your proxy must be received by telephone or the Internet by the time the polls close at the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials, which must be received before the start of the Annual Meeting in order for your shares to be voted at the meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

Please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Can I change or revoke my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can change your vote or revoke your proxy at any time before the polls close at the Annual Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:

•	You may properly submit a new proxy by Internet, telephone or mail. See above under “How do I vote?”

•	You may send a written notice that you are revoking your proxy to Urovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most recently submitted proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change or revoke your vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice or, if you received a printed copy of the proxy statement, on the proxy card or voting instruction form in each set of proxy materials to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and 2019 Annual Report are available at www.proxydocs.com/UROV.

When are shareholder proposals and director nominations due for next year’s Annual General Meeting of Shareholders?

To be considered for inclusion in the proxy materials for the 2021 Annual General Meeting of Shareholders, your proposal must comply with Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with Rule 14a-8, any such proposal must be received by Tuesday, April 6, 2021 to Urovant Sciences Ltd., Attn: Corporate Secretary, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

If you wish to nominate an individual for election at, or bring business before, the 2021 Annual General Meeting of Shareholders, and do not intend such nomination or business to be included in the proxy materials for such meeting, you must deliver your written notice to our Secretary at our registered office disclosed above no earlier than May 25, 2021 and no later than June 24, 2021, in accordance with our Bye-laws. Your notice to Urovant must also set forth the information specified in and comply with Section 24 of our Bye-laws.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board presently has six members, each of whom is nominated for election at the Annual Meeting. Each director is elected to serve a one-year term, with all directors subject to annual election. All of our director nominees were elected to the Board by our shareholders at the 2019 Annual General Meeting of Shareholders, other than Dr. Nishinaka and Mr. Hindman. Dr. Nishinaka was appointed to the Board in December 2019 pursuant to the Investor Rights Agreement, dated December 27, 2019, by and among Urovant, Sumitomo Dainippon Pharma Co., Ltd., or Sumitomo Dainippon Pharma, and Sumitovant Biopharma Ltd., a wholly owned subsidiary of Sumitomo Dainippon Pharma, or Sumitovant. See “Transactions with Related Persons” for additional information about such agreement, which we refer to herein as the Investor Rights Agreement. Mr. Hindman was appointed to the Board in May 2020 and was initially recommended as a director candidate by one of our executive officers. If elected at the Annual Meeting, each of the nominees listed below would serve until the 2021 Annual General Meeting of Shareholders and until his or her successor has been duly elected, or, if sooner, until the director’s death, resignation or removal.

The nominees have consented to be named in this proxy statement and to serve as directors if elected. If any nominee of the Board is unable to serve, or for good cause will not serve, as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for any other persons that may be designated by the Board or our Board of may reduce the number of directors on the Board. As of the date of this proxy statement, the Board has no reason to believe that any of the director nominees named below will be unable or unwilling to stand as a nominee or to serve as a director if elected.

The following table identifies the director nominees for election, as well as the position they hold at Urovant, any committee membership and their ages as of July 1, 2020:

Name	Age	Director Since	Position	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Compliance Oversight Committee
Myrtle S. Potter	61	2018	Director and Chairperson of the Board		✓	✓*
James Hindman.	59	2020	Director	✓		✓
Sef P. Kurstjens, M.D., Ph.D.	56	2018	Director	✓	✓*
Pierre Legault	60	2018	Lead Independent Director	✓*	✓
Shigeyuki Nishinaka, Ph.D.	55	2019	Director			✓
James A. Robinson	50	2019	Principal Executive Officer and Director

*	Chairperson.

Below is a brief biography of each director nominee.

Myrtle S. Potter has served as the Chairperson of our Board since August 2018. Ms. Potter has served as the Chief Executive Officer of Sumitovant Biopharma Inc. since December 2019 and previously served as the Vant Operating Chair of Roivant Sciences, Inc. from July 2018 until December 2019. Ms. Potter founded Myrtle Potter & Company, LLC, a private healthcare and life sciences advisory firm, in September 2005, and served as the Chief Executive Officer until June 2018. From August 2009 until December 2014, Ms. Potter served as Founder and Chief Executive Officer of Myrtle Potter Media, Inc., a consumer healthcare company. From 2000 to 2004, Ms. Potter served as Chief Operating Officer at Genentech, Inc., a biopharmaceutical company, and from 2004 to 2005, she served as the President, Commercial Operations and Executive Vice President of Genentech. Prior to that, Ms. Potter held various positions, including President, Cardiovascular/Metabolics at Bristol-Myers Squibb and a vice president at Merck & Co. Ms. Potter currently serves on the boards of directors of Liberty Mutual Holding

Company Inc., a diversified global insurance company, and a number of privately held companies. Ms. Potter previously served on the boards of directors of Axsome Therapeutics, Inc., a biopharmaceutical company, from June 2017 to June 2020, Immunovant, Inc., biopharmaceutical company, from December 2019 to February 2020, Axovant Gene Therapies Ltd., a biopharmaceutical company, from September 2018 to February 2020, Arbutus Biopharma Corporation, a pharmaceutical company, from October 2018 to February 2020, INSMED Incorporated, a biopharmaceutical company, from December 2014 to November 2018, Rite Aid Corporation, a leading drugstore chain, from December 2013 to October 2018, Everyday Health, Inc., a leading provider of digital health and wellness solutions, from October 2010 until its acquisition in December 2016, and Amazon.com, Inc., a leading e-commerce company, from 2004 to 2009. She also served on the boards of directors of Medco Health Solutions Inc. and Express Scripts Holding Co., subsequent to its acquisition of Medco Health Solutions, as well as other privately held companies. Ms. Potter earned a B.A. from the University of Chicago. Our Board believes that Ms. Potter’s extensive experience leading biopharmaceutical companies and her expertise in commercializing prescription drugs qualifies her to serve as a member of our Board.

James Hindman has served as a member of our Board since May 2020. Mr. Hindman served as Chief Financial Officer and Executive Vice President of Finance and Business Development of Allergan from August 2014 until Allergan’s sale to Actavis plc in March 2015. In addition to serving as Chief Financial Officer, Mr. Hindman held various senior leadership positions during his 30-year tenure at Allergan from 1984 to 2015, including Senior Vice President, Finance and Controller. He also led and was responsible for several strategic functions at the company, including treasury, investor relations, risk, financial reporting, SEC compliance, audits, acquisitions and divestitures, and strategic planning. Additionally, Mr. Hindman served as President of the Allergan Foundation from 2009 to 2015. Mr. Hindman earned his MBA from Pepperdine University and a B.S. in accounting from Loyola Marymount University. He currently serves on the boards of Millendo Therapeutics, Accuray, Inc., and Aatru Medical, and is a member of the Loyola Marymount University Board of Regents. Our Board believes Mr. Hindman’s extensive experience at Allergan where he led the company’s accounting, financial reporting, risk assessment and investor relations functions in various roles, culminating in his service as Chief Financial Officer, and his experience serving on the boards of directors of several pharmaceutical companies qualifies him to serve as a member of our Board.

Sef P. Kurstjens, M.D., Ph.D. has served as a member of our Board since July 2018. Mr. Kurstjens currently serves as Chief Executive Officer of Bright Peak Therapeutics, a private immunocology company, a position he has held since September 2019. From April 2013 to April 2018, Dr. Kurstjens served as Chief Medical Officer at Astellas Pharma Inc. At Astellas, Dr. Kurstjens was responsible for development, regulatory affairs, medical affairs, pharmacovigilance and quality assurance and was a member of the Corporate Executive Committee. From 2010 to 2013, Dr. Kurstjens was the President and Chief Executive Officer at Agensys, Inc., an early stage oncology Astellas affiliate. Previously, from 2007 to 2010, Dr. Kurstjens served as the Senior Vice President, Chief Medical Officer and Head, Global Drug Development at Allergan plc. Dr. Kurstjens entered the pharmaceutical industry with Sandoz Pharmaceuticals (now a Novartis International AG company) in Basel, Switzerland in 1991, and from 1993 to 2005 held positions of increasing responsibility with Pfizer Inc. in both Europe and the United States, including Vice President Worldwide Therapeutic Area Head of Gastrointestinal and Genitourinary. Dr. Kurstjens received his qualifications in medicine and physiology from University of the Witwatersrand in Johannesburg, South Africa. Our Board believes that Dr. Kurstjens’ experience in various research and development roles for biopharmaceutical companies qualifies him to serve as a member of our Board.

Pierre Legault has served as a member of our Board since July 2018 and as our Lead Independent Director since December 2019. Mr. Legault has served as director and Chairman of the board of Poxel SA since March 2016. Since February 2018, Mr. Legault has also served on the board of directors and as Chairman of the board of Artios Pharma Limited. Mr. Legault has also served as a director and as Chairman of Bicycles Therapeutics Inc. since March 2019, served as a director and as Chairman of Amolyt Pharmaceuticals Inc. since April 2020, served as a director of Syndax Pharmaceuticals Inc. since January 2017 and, since June 2020, Mr. Legault has also served on the board of directors and as Chairman of the board of Amolyt Pharmaceuticals Inc. Mr. Legault has also previously served as a member of the boards of directors at Forest

Laboratories, Inc., Clementia Pharmaceuticals Inc., Tobira Therapeutics, Inc., NPS Pharmaceuticals, Inc., Regado Biosciences, Inc., ARMO Biosciences, Iroko Pharmaceuticals LLC, Cyclacel Pharmaceuticals Inc., Eckerd Pharmacy and NephroGenex, Inc., where he also served as the Chairman and Chief Executive Officer from 2012 to 2016. From 2010 to 2012, Mr. Legault served as the Chief Executive Officer of Prosidion Ltd., a subsidiary of Astellas, and from 2009 to 2010, he served as the Chief Financial Officer and Treasurer of OSI Pharmaceuticals, Inc. Mr. Legault also previously served as the President of Eckerd Pharmacy and Senior Executive Vice President and Chief Administrative Officer of the Rite Aid Corporation. Between 1989 and 2005, Mr. Legault held various global roles such as President, Chief Executive Officer and Chief Financial Officer at legacy companies of the Sanofi-Aventis group. Mr. Legault earned a B.B.A. in Business & International Finance from HEC Montreal, an M.B.A. in Marketing from McGill University and holds C.A. and C.P.A. diplomas. He also studied at Harvard Business School in their Graduate Executive MBA program. Our Board believes that Mr. Legault’s experience leading and managing a number of biopharmaceutical companies as chief executive officer qualifies him to serve as a member of our Board.

Shigeyuki Nishinaka, Ph.D. has served as a member of our Board since December 2019. Dr. Nishinaka joined Sumitomo Dainippon Pharma in 2009 and has held various executive officer and senior director positions responsible for global business development since April 2016, including Senior Executive Officer, Global Corporate Strategy, a position he has held since April 2020. Dr. Nishinaka also serves on the board of directors of Meltin MMI, a medical technology company focused on the research and development and commercialization of medical devices and avatar robots. Dr. Nishinaka earned his Ph.D. from Hiroshima University, where he also completed a master’s course in Biosphere Science. Our Board believes that Dr. Nishinaka’s executive management and business development experience in the life sciences industry qualifies him to serve as a member of our Board.

James A. Robinson has served as our Chief Executive Officer since March 2020 and as a member of our Board since March 2019. From April 2019 to March 2020, Mr. Robinson held the position of President and Chief Operating Officer at Paragon Biosciences where he oversaw Paragon’s operations and also served as the Chief Executive Officer of Qlarity Imaging, a Paragon portfolio company. Mr. Robinson previously served as President and Chief Operating Officer of Alkermes, Inc. from March 2018 to April 2019, where he was responsible for the global commercial, new product planning, corporate planning, manufacturing, quality, human resources and business development functions. Prior to Alkermes, Inc., Mr. Robinson spent over twelve years at Astellas U.S. LLC, most recently as President, Americas Operations from March 2018 to April 2019, where his responsibilities included all aspects of operations for North and South America. Prior to that, he was President of Astellas Pharma US from April 2013 until March 2016, where he was responsible for leading the U.S. commercial organization. Prior to Astellas, Mr. Robinson spent thirteen years at Schering-Plough Pharmaceuticals where his last role was Vice President, Hepatitis Sales and Managed Care. Mr. Robinson serves on the board of directors for Neos Therapeutics and the Chicago Botanic Garden and is a founding member of MATTER. Previously, Mr. Robinson served on the board of directors of Pharmaceutical Research and Manufacturers of America, or PhRMA, and served as Chairman of PHRMA’s State Committee. Mr. Robinson received a Bachelor of Science degree from DePaul University. Our Board believes that Mr. Robinson’s knowledge and experience in the urology market and extensive commercial experience and his position as our Chief Executive Officer qualifies him to serve as a member of our Board.

Vote Required

Each director nominee will be elected at the Annual Meeting by the affirmative vote of a majority of the votes cast; provided, however, that the six persons receiving the most votes shall be elected as directors, and in each case receipt of an absolute majority of the votes cast shall not be a prerequisite to the election of any director. Unless otherwise instructed, proxies solicited by this proxy statement will be voted “For” the election of each of the nominees to the Board.

The Board of Directors Recommends

A Vote “For” Each Director Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

We are a “controlled company” within the meaning of the listing rules of The Nasdaq Global Select Market, or Nasdaq. We will remain a “controlled company” so long as either more than 50% of the voting power for the election of directors is held by Sumitovant, a subsidiary of Sumitomo Dainippon Pharma, or the Sumitovant-designated directors control all matter presented to our Board for vote. As such, we intend to avail ourselves of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, we are not required to have a majority of “independent directors” on our Board, as defined under the Nasdaq listing rules, or to have a compensation committee or a board committee performing the board nominating function composed entirely of independent directors. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may continue to rely on these exemptions so long as we are allowed to as a “controlled company.”

The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we intend to comply and do so comply with the requirements of Rule 10A-3 of the Exchange Act and the Nasdaq listing rules, which rules require that our Audit Committee be composed of at least three independent directors. In addition, the Investor Rights Agreement (as defined below) requires that the Board have at least three Independent Directors (as defined in the Investor Rights Agreement) and that our Audit Committee consist solely of Independent Directors.

Our Board has undertaken a review of the independence of the directors and considered whether any director has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. As a result of this review, our Board has determined, in its business judgment, that Dr. Kurstjens, Mr. Hindman and Mr. Legault, representing three of the six members of our Board, are independent, as that term is defined under Nasdaq listing rules. In addition, our Board has determined that each of Dr. Kurstjens, Mr. Hindman and Mr. Legault is independent as such term is defined in the Investor Rights Agreement. For purposes of the Investor Rights Agreement, a director is an Independent Director if, in addition to qualifying as an independent director under the Nasdaq listing rules, he or she (i) is not and within the last three years has not been a director, officer or employee of a member of the Sumitomo Group (as defined in the Investor Rights Agreement), (ii) does not have any Immediate Family Member (as defined in the Investor Rights Agreement) who is or within the last three years has been a director or executive officer of the Sumitomo Group, or (iii) is not a Sumitomo Director (as defined in the Investor Rights Agreement). Our Board has determined that Mr. Robinson, Ms. Potter and Dr. Nishinaka are not independent under Nasdaq listing rules or the Investor Rights Agreement.

Board Leadership Structure

Our corporate governance guidelines provide that the Board will select its Chairperson in the manner that it determines to be in the best interests of our shareholders. The same person may hold the positions of Principal Executive Officer and Chairperson, or the Board may separate these offices. Currently, Ms. Potter serves as Chairperson of the Board and Mr. Robinson serves as our Principal Executive Officer. In addition, in December 2019, pursuant to the Investor Rights Agreement, Mr. Legault was appointed as our Lead Independent Director.

The Board believes that Ms. Potter’s role as Chairperson helps ensure that management and the Board act with common purpose and benefit from the extensive executive leadership and operational experience of Ms. Potter. Further, the Board believes it is advantageous to have a Chairperson with an extensive history with and knowledge of Urovant (as is the case with Ms. Potter). The Board also believes that, under current circumstances, the separation of the offices of Chairperson and Principal Executive Officer will enhance oversight of management and Board function, allowing Mr. Robinson the ability to focus on his primary responsibilities as Principal Executive Officer, enhancing shareholder value and expanding and strengthening our business.

For as long as the Company remains subject to the Investor Rights Agreement, the Board is also required to designate a Lead Independent Director. Mr. Legault, our current Lead Independent Director, shall remain the Lead Independent Director until the earliest to occur of: (1) Mr. Legault not being reelected as a director at our annual meeting of shareholders; (2) Mr. Legault’s removal or replacement by the Disinterested Shareholders (as such term is defined in the Investor Rights Agreement); (3) Mr. Legault’s office being vacated pursuant to Section 41.1(d) of the Bye-laws; or (4) Mr. Legault failing to satisfy the requirements to qualify as an independent director. Upon the cessation of Mr. Legault’s service as our Lead Independent Director in accordance with the terms of the Investor Rights Agreement, the Board may designate one of the independent directors of the Board as Lead Independent Director to serve until replaced by the Board.

Our Lead Independent Director has the following responsibilities:

•	with the Chairperson, establish the agenda for regular Board meetings and serve as chairperson of Board meetings in the absence of the Chairperson;

•	establish the agenda for, and preside over, meetings of the independent directors and meetings of the non-management directors, as applicable;

•	coordinate with the chairpersons of the committees of the Board regarding meeting agendas and informational requirements;

•	preside over any portions of meetings of the Board at which the evaluation or compensation of Urovant’s Principal Executive Officer is presented or discussed;

•	preside over any portions of meetings of the Board evaluating the performance of the Board;

•	coordinate the activities of the other independent directors, and perform such other duties the Board may establish or delegate from time to time;

•	act as principal liaison between the independent members of the Board and the Principal Executive Officer and/or the Chairperson, as applicable; and

•	be available for consultation and direct communication with the shareholders, as deemed appropriate and necessary.

The independent directors of the Board also regularly participate in executive sessions at which only independent directors are present.

At the present time, the Board believes that its current leadership structure, with separate individuals serving as Principal Executive Officer and Chairperson and a separately-designated Lead Independent Director, provides the requisite leadership, expertise and experiences to enable effective oversight of our business and affairs. Moreover, subject to the requirements of the Investor Rights Agreement, the Board prefers to retain the flexibility to select the appropriate leadership structure based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board believes its current leadership structure supports the risk oversight function of the Board.

In particular, the Board is responsible for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing us and considering ways to address those risks and overseeing the establishment and maintenance of processes and conditions to maintain our integrity. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee of the Board also monitors compliance with legal and regulatory requirements, including oversight of related-person transactions, complaint procedures, ethical compliance and regulatory and accounting initiatives. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The Nominating, Corporate Governance and Compliance Oversight Committee of the Board monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating, Corporate Governance and Compliance Oversight Committee is also responsible for implementing and maintaining at all times, policies, procedures and programs with respect to, and ensuring compliance with, specified laws, including, but not limited to, those related to cybersecurity, health-related laws, anti-bribery, anti-corruption, anti-fraud, anti-money laundering, export controls and sanctions. The committees are responsible for providing periodic reports to the Board regarding their activities and it is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

The oversight responsibility of the Board and its committees is informed by reports from our management team that are designed to provide visibility to Board about the identification and assessment of key risks and our risk mitigation strategies. At periodic meetings of the Board and its committees, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks. In addition, among other matters, management provides the Nominating, Corporate Governance and Compliance Committee of the Board periodic reports on our compliance programs, and updates regarding our compliance program and investment policy and practices are also periodically provided to the Audit Committee.

Meetings of the Board of Directors; Attendance at Annual Meeting of Shareholders

During our fiscal year ended March 31, 2020, the Board met 10 times; the Audit Committee met 5 times; the Compensation Committee met 9 times; and the Nominating, Corporate Governance and Compliance Oversight Committee met 7 times. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member.

During our fiscal year ended March 31, 2020, our independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Our policy is that directors are encouraged to attend the Annual General Meetings of Shareholders. All of our then current directors attended our 2019 Annual General Meeting of Shareholders.

Committees of the Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating, Corporate Governance and Compliance Oversight Committee, each of which has the composition and responsibilities described below. From time to time, the Board may establish other committees to facilitate the management of our business. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the written charters of such committees, are available on our website at http://ir.urovant.com/corporate-governance.

Audit Committee

Our Audit Committee consists of Messrs. Hindman and Legault and Dr. Kurstjens. Mr. Legault is the chairperson of the Audit Committee.

Our Board has determined that each of Dr. Kurstjens, Mr. Hindman and Mr. Legault is an independent director under the Nasdaq listing rules and is independent under Rule 10A-3 of the Exchange Act. Our Board has further determined that each of the members of the Audit Committee satisfy the financial literacy and sophistication requirements of the Nasdaq listing rules and that each of Mr. Legault and Mr. Hindman qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The principal duties and responsibilities, among others, of our Audit Committee include:

•

recommending and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	overseeing our risk assessment and risk management processes;

•	reviewing and ratifying all related party transactions, based on the standards set forth in our related party transactions policy;

•	reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly consolidated financial statements; and

•

conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee.

Compensation Committee

Our Compensation Committee consists of Dr. Kurstjens, Mr. Legault and Ms. Potter. Each of Dr. Kurstjens and Mr. Legault is a non-employee director as defined in Rule 16b-3 under the Exchange Act. Dr. Kurstjens is the chairperson of the Compensation Committee.

The principal duties and responsibilities, among others, of our Compensation Committee include:

•

establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our Principal Executive Officer, evaluating the performance of our Principal Executive Officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the Principal Executive Officer compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of our other executive officers, based in part on recommendations of the Principal Executive Officer;

•	exercising administrative authority under our equity incentive plan and employee benefit plans;

•	establishing policies and making recommendations to our Board regarding director compensation;

•	overseeing risks and exposures associated with executive and director compensation plans and arrangements;

•	reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•

preparing a compensation committee report on executive and director compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

Compensation Committee Processes and Procedures

The Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Principal Executive Officer, the Principal Financial Officer and legal counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information, to provide advice or to otherwise participate in Compensation Committee meetings. The Principal Executive Officer may not participate in, or be present during, the voting or deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Urovant.

The Compensation Committee is permitted to form and delegate its authority to subcommittees as appropriate and to the extent consistent with applicable law, the By-Laws, Nasdaq listing rules and our Corporate Governance Guidelines. The Compensation Committee has delegated authority to a subcommittee composed solely of Urovant employees to grant equity awards under Urovant’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act. The Compensation Committee has also delegated authority to a subcommittee composed solely of Urovant employees to serve as an administrative and/or investment committee, with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974.

In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal or external legal, accounting or other advisors and consultants that any member of the Compensation Committee deems necessary or appropriate in the discharge of his or her responsibilities. If the Compensation Committee chooses to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor, it has the direct responsibility for the appointment, compensation and oversight of the work of such party, and we will provide for appropriate funding, as determined by the Compensation Committee, for the payment to such party. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at our expense. Under the charter, the Compensation Committee may select a compensation consultant or other advisor (other than in-house legal counsel and certain other types of advisors) only after taking into consideration all factors relevant to that party’s independence from management, including the six factors prescribed by the SEC and Nasdaq; however, there is no requirement that any advisor be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford, a national compensation consulting firm, to provide executive compensation advisory services based, in part, on its reputation and extensive experience in the industry. The Compensation Committee determined that Radford was independent from management, does not provide any other services to us other than its work for the Compensation Committee, and had no conflicts of interest in connection with the advisory services to be provided. Specifically, the Compensation Committee requested that Radford develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group. Radford also conducted discussions with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Principal Executive Officer, the Compensation Committee solicits and considers recommendations submitted to the Compensation Committee by the Principal Executive Officer. The evaluation of the performance of the Principal Executive Officer is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, company share performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The Compensation Committee generally makes adjustments to annual compensation, determines bonuses and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Compensation Committee Interlocks and Insider Participation

During all of fiscal year ended March 31, 2020, the Compensation Committee was comprised of Dr. Kurstjens, Mr. Legault and Ms. Potter. None of the directors serving on our Compensation Committee is, or has at any time during the past year been, one of our officers or employees, nor is any director serving on our Compensation Committee one of our former officers. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating, Corporate Governance and Compliance Oversight Committee

Our Nominating, Corporate Governance and Compliance Oversight Committee consists of Ms. Potter, Mr. Hindman and Dr. Nishinaka. Ms. Potter is the chairperson of the Nominating, Corporate Governance and Compliance Oversight Committee.

The principal duties and responsibilities, among others, of our Nominating, Corporate Governance and Compliance Oversight Committee include:

•	assessing the need for new directors and identifying individuals qualified to become directors;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	assessing individual director performance, participation and qualifications;

•

developing, recommending, overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•

overseeing the Company’s quality assurance and regulatory compliance programs and implementing and maintaining policies, procedures and programs with respect to, and monitoring compliance with, specified laws, compliance policies and other policies related to specified laws;

•	monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

•	overseeing an annual evaluation of the Board’s performance.

The Nominating, Corporate Governance and Compliance Oversight Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating, Corporate Governance and Compliance Oversight Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Urovant, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Board, upon the recommendation of the Nominating, Corporate Governance and Compliance Oversight Committee, retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Nominating, Corporate Governance and Compliance Oversight Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Urovant, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire and subject to the requirements of the Investor Rights Agreement, the Nominating, Corporate Governance and Compliance Oversight Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating, Corporate Governance and Compliance Oversight Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

In the case of new director candidates, the Nominating, Corporate Governance and Compliance Oversight Committee also determines whether the candidate is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards and the advice of counsel, if necessary. The Nominating, Corporate Governance and Compliance Oversight Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating, Corporate Governance and Compliance Oversight Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating, Corporate Governance and Compliance Oversight Committee meets to discuss and consider the candidates’ qualifications and then selects a director candidate for recommendation to the Board by majority vote.

The Nominating, Corporate Governance and Compliance Oversight Committee will consider director candidates recommended by shareholders. The Nominating, Corporate Governance and Compliance Oversight Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating, Corporate Governance and Compliance Oversight Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating, Corporate Governance and Compliance Oversight Committee at the following address: Nominating, Corporate Governance and Compliance Oversight Committee, c/o Urovant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom, Attn: Corporate Secretary, not more than 120 days prior to the anniversary date of the mailing of our proxy statement for the last Annual General Meeting of Shareholders. Submissions must include the following:

•	the name and address of the shareholder on whose behalf the submission is made;

•	the class and number of common shares that are owned beneficially by such shareholder as of the date of the submission and the dates such shares were acquired;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years, including current principal occupation or employment of such candidate;

•	complete biographical information for the proposed candidate, including age, business address and residence address;

•	the class and number of common shares that are owned beneficially by such candidate as of the date the submission is made and the dates such shares were acquired;

•	such other information concerning such nominee as would be required to be disclosed in a proxy statement;

•	a description of the proposed candidate’s qualifications as a director; and

•	such other information as required by Bye-law 24.1.

Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Shareholder Communications with the Board of Directors

The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may do so by sending written communications to the Board or such director at Urovant Sciences Ltd., Attn: Corporate Secretary, at Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom. The Corporate Secretary will forward each communication to the Principal Financial Officer or his or her designee, and the communication will be further forwarded to the Board or individual directors to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the communication will be discarded. Written communications must set forth the name and address of the shareholder on whose behalf the communication is sent and the number and class of shares of Urovant that are owned beneficially by such shareholder as of the date of the communication.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The Code of Conduct is available on our website at http://ir.urovant.com/corporate-governance. The Nominating, Corporate Governance and Compliance Oversight Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for directors, executive officers and other employees. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website in accordance with, and to the extent required by, applicable rules of the SEC and Nasdaq.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to establish guidelines for the Board’s conduct and operation. The guidelines are designed to give directors and management a flexible framework for effectively pursuing their objectives for the benefit of shareholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to a number of areas, including its composition and selection, role, meetings, committees, access to management and use of outside advisors, Principal Executive Officer evaluation and succession planning, and board assessment and compensation. The Corporate Governance Guidelines may be viewed on our website at http://ir.urovant.com/corporate-governance.

Anti-Hedging Policy

Our Insider Trading Policy provides that no director, officer or employee of Urovant may engage in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to our securities at any time.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,

APPOINTMENT OF AUDITOR FOR STATUTORY PURPOSES AND AUTHORIZATION FOR THE

BOARD TO SET AUDITOR REMUNERATION

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2021, and we are submitting the selection of Ernst & Young LLP as our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. We are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next annual meeting, and authorization for the Board, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.

We expect that representatives of Ernst & Young LLP will be present by telephone at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

Ernst & Young LLP served as our independent registered public accounting firm for our fiscal year ended March 31, 2020 and 2019. The following table presents aggregate fees billed by Ernst & Young LLP for our fiscal years ended March 31, 2020 and 2019.

	Fiscal Year Ended March 31, 2020	Fiscal Year Ended March 31, 2019
Audit Fees(1)	$543,000	$774,986
Audit Related Fees	—	—
Tax Fees(2)	—	5,000
All Other Fees(3)	1,460	—

Total Fees	$544,460	$779,986

(1)

Includes fees for the audit of our annual consolidated financial statements, including audited consolidated financial statements included in our Annual Report on Form 10-K, review of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, including issuance of consents associated with registration statements on Form S-3 and S-8 and statutory audits of certain of our subsidiaries. For the fiscal year ended March 31, 2019, “Audit Fees” includes $240,750 for services rendered by Ernst & Young LLP in connection with our Form S-1 related to our initial public offering.

(2)	Includes fees for professional services related to tax compliance.
(3)	Represents subscription fees for an online search engine.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. In accordance with the policy, the Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

All of the fees described in the table above were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policies and procedures.

Vote Required

The affirmative vote of the holders of a majority of our issued and outstanding common shares entitled to vote on Proposal 2 and voting on the proposal at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, appoint Ernst & Young LLP as our auditor for statutory purposes for our fiscal year ending March 31, 2021 and authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP. Abstentions are not considered to be votes cast and therefore will not affect the outcome of the vote on this proposal.

If the shareholders do not approve the appointment of Ernst & Young LLP and the Audit Committee’s authority to set Ernst & Young LLP’s remuneration, the Audit Committee will consider the appointment of another auditor to be approved by the shareholders.

The Board of Directors Recommends

A Vote “For” Proposal 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited consolidated financial statements for our fiscal year ended March 31, 2020 with our management. The Audit Committee has also discussed with our independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2020 for filing with the SEC.

By the Audit Committee of the Board of Directors of Urovant Sciences Ltd.

Dr. Sef Kurstjens, M.D., Ph.D.

Mr. James Hindman

Mr. Pierre Legault

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers, including their ages, as of July 1, 2020:

Name	Age	Position
Executive Officers
James Robinson*	50	Principal Executive Officer; President and Chief Executive Officer of USI
Ajay Bansal*	58	Principal Financial Officer; Senior Vice President, Business Development and Chief Financial Officer of USI
Walt Johnston*	51	Senior Vice President, Commercial of USI
Christine G. Ocampo*	47	Principal Accounting Officer; Senior Vice President and Chief Accounting Officer of USI
Cornelia Haag-Molkenteller, M.D., Ph.D.*	62	Chief Medical Officer of USI
Bryan E. Smith*	41	General Counsel of USI

*	Employee of our wholly owned subsidiary, Urovant Sciences, Inc., or USI. Such employee provides services to us pursuant to an inter-company services agreement between us and USI.

You should refer to “Proposal 1 - Election of Directors” above for information about our Principal Executive Officer, James Robinson. Biographical information for our other executive officers is set forth below.

Executive Officers

Ajay Bansal has served as our Principal Financial Officer and as the Senior Vice President, Business Development and Chief Financial Officer of USI since October 2019. From June 2016 to September 2019, Mr. Bansal served as Chief Financial Officer of ViewRay, Inc., a designer and manufacturer of the MRIdian® radiation therapy system. From March 2013 to February 2016, he served as Chief Financial Officer of Onconova Therapeutics, a phase 3 stage biopharmaceutical company focused on discovering and developing novel small molecule drug candidates to treat cancer. Prior to his leadership roles as Chief Financial Officer, Mr. Bansal spent over 15 years as a management consultant with firms such as McKinsey & Company, and ZS Associates, Inc., and in various management positions at Novartis, a pharmaceutical company, and at Mehta Partners, a financial advisory firm. Mr. Bansal received a B.S. in Mechanical Engineering from the Indian Institute of Technology (Delhi) and an M.S. in Operations Research and an M.B.A. from Northwestern University.

Walt Johnston has served as the Senior Vice President, Commercial of USI since June 2020. Prior to joining Urovant, Mr. Johnston spent 12 years at Astellas Pharma, most recently as Senior Vice President, Urology and Hospital Business Unit from April 2016 to March 2020. Prior to this role, Mr. Johnston served as Vice President, Marketing and New Product Planning from November 2008 to March 2016. Prior to Astellas, Mr. Johnston spent 18 years at Pfizer, where his roles included leading the cardiovascular marketing portfolio and National Sales Director, Vista Rx team. Previously, Mr. Johnston served on the board of the Illinois Biotechnology Industry Organization (iBIO), including as Chair of the Board from 2018 to 2019. Mr. Johnston earned a Bachelor of Arts degree from Lafayette College and an MBA from Boston College, Carroll School of Management.

Christine G. Ocampo has served as our Principal Accounting Officer since May 2018, and as the Senior Vice President and Chief Accounting Officer of USI since October 2017. She also served as our Principal Financial Officer from May 2018 through October 2019. From September 2015 to May 2017, Ms. Ocampo was the Senior Vice President and Chief Financial Officer of Otic Pharma, Ltd., until it was acquired by Novus Therapeutics, after which she served as the Chief Financial and Compliance Officer until July 2017, and as a consultant from July 2017 to October 2017. Ms. Ocampo has over 20 years of accounting and finance experience, including over

11 years as the head of Finance for publicly traded companies in the healthcare industry. From 2007 to September 2015, Ms. Ocampo served in various roles at Avanir, including Vice President of Finance, Chief Accounting Officer and Vice President of Finance, Chief Compliance Officer and Secretary. From 2001 to 2006, Ms. Ocampo served as the Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer, Secretary and Vice President, Corporate Controller of Cardiogenesis Corporation (now CryoLife, Inc.), a publicly traded medical device company. From 1996 to 1997, Ms. Ocampo held a management role in Finance at Mills-Peninsula Health Systems in Burlingame, California, and from 1994 to 1996, served as an auditor for Ernst & Young LLP. Ms. Ocampo earned a B.A. in Accounting from Seattle University and is a licensed Certified Public Accountant in the state of Washington.

Cornelia Haag-Molkenteller, M.D., Ph.D. has served as the Chief Medical Officer of USI since April 2018. From April 2015 to March 2018, Dr. Haag-Molkenteller was the Vice President in Clinical Development at Allergan plc (previously Allergan Inc.), and from November 2007 to March 2015, the Vice President in Global Drug Development. While at Allergan, she led clinical development of onabotulinumtoxinA (BOTOX) for OAB and neurogenic detrusor overactivity. From 1988 to 2006, she was the Vice President of Clinical Program Leadership at Schwarz Biosciences GmbH. Dr. Haag-Molkenteller earned an M.D. and Ph.D. from Johann Wolfgang Goethe-Universität Frankfurt am Main (Germany).

Bryan E. Smith has served as the General Counsel of USI since April 2018. From August 2011 to April 2018, Mr. Smith was an Associate Vice President and Senior Counsel at Allergan, where he was chief counsel to the company’s Urology, Neurology, Aesthetics and Dermatology business units. Mr. Smith also led Allergan’s anti-counterfeiting and anti-diversion efforts in close cooperation with the U.S. Food & Drug Administration’s Office of Criminal Investigations and other federal, state, and international law enforcement agencies. Prior to joining Allergan, Mr. Smith was a litigator at Gibson, Dunn & Crutcher LLP. Mr. Smith received his B.A. in Political Science from Brigham Young University and his J.D. from the University of Southern California Law School. After graduating from law school, Mr. Smith was a law clerk to the Honorable Cormac J. Carney in the United States District Court for the Central District of California.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common shares as of July 15, 2020 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 31,055,451 common shares outstanding as of July 15, 2020.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include common shares, if any, issuable pursuant to the exercise of options that are either immediately exercisable or exercisable on or before September 13, 2020, which is 60 days after July 15, 2020, as well as common shares, if any, issuable pursuant to the vesting of restricted stock units on or before September 13, 2020, which is 60 days after July 15, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons or entities listed in the table is c/o Urovant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% shareholders
Sumitomo Dainippon Pharma Co., Ltd.(1)	22,963,263	73.9%
Perceptive Advisors LLC(2)	2,406,931	7.8%

Named executive officers and directors
James Robinson(3)	75,000	*
Ajay Bansal	—	—
Cornelia Haag-Molkenteller(4)	248,878	*
Keith A. Katkin(5)	1,249,618	3.9%
Myrtle S. Potter(6)	75,000	*
James Hindman	—	—
Sef P. Kurstjens, M.D., Ph.D.(7)	75,000	*
Pierre Legault(8)	75,000	*
Shigeyuki Nishinaka, Ph.D.	—	—
All current directors and executive officers as a group (11 persons)(9)	876,282	2.7%

*	Represents beneficial ownership of less than 1%.
(1)

As reported on a Schedule 13D filed by Sumitomo Dainippon Pharma, on January 6, 2020, Sumitomo Dainippon Pharma, Sumitovant and Sumitomo Chemical Co., Ltd. have shared voting and dispositive power over 22,860,013 common shares.

The Schedule 13D reports that the common shares are owned directly by Sumitovant, which is a wholly-owned subsidiary of Sumitomo Dainippon Pharma, which is a 51% owned subsidiary of Sumitomo Chemical Co., Ltd. Sumitomo Dainippon Pharma and Sumitomo Chemical Co., Ltd. are indirect beneficial owners of the common shares. In addition, as reported on a Form 4 filed by Sumitomo Dainippon Pharma with the SEC on February 21, 2020, on February 19, 2020, Sumitomo Dainippon Pharma purchased an additional 103,250 of our common shares. Sumitomo Chemical Co., Ltd.’s principal office address is 27-1, Shinkawa 2-chome, Chuo-ku, Tokyo 104-8260, Japan. Sumitomo Dainippon Pharma’s principal office address is 6-8, Doshomachi 2-chome, Chuo-ku, Osaka 541-0045, Japan. Sumitovant’s principal office address is 11-12 St. James’s Square Suite 1, 3rd Floor London, United Kingdom SW1Y 4LB.
(2)

As reported on a Schedule 13G/A filed by Perceptive Advisors LLC, or Perceptive Advisors, on February 14, 2020, as of December 31, 2019, Perceptive Advisors LLC, Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd., or the Master Fund, have shared voting and dispositive power over 2,406,931 common shares. The Schedule 13G/A reports that the Master Fund directly holds 2,406,931 common shares. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund. The address of Perceptive Advisors, the Master Fund and Mr. Edelman is 51 Astor Place, 10th Floor, New York, New York 10003.

(3)	Represents 75,000 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2020.
(4)	Consists of 1,028 common shares and 247,850 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2020.
(5)

Mr. Katkin resigned as our Chief Executive Officer on March 23, 2020. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Katkin with the SEC prior to March 23, 2020, adjusted to give effect to subsequent transactions through July 15, 2020 of which we are aware in connection with employment-related equity awards.

(6)	Represents 75,000 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2020.
(7)	Represents 75,000 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2020.
(8)	Represents 75,000 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2020.
(9)	Consists of 4,232 common shares and 872,050 common shares issuable upon exercise of an option exercisable within 60 days after July 15, 2020.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended March 31, 2020, consisting of our current and former principal executive officers and the next two most highly compensated executive officers, were:

•	James Robinson, our Principal Executive Officer and President and Chief Executive Officer of USI;

•	Ajay Bansal, our Principal Financial Officer and Senior Vice President, Business Development and Chief Financial Officer of USI;

•	Cornelia Haag-Molkenteller, our Chief Medical Officer of USI; and

•	Keith A. Katkin, our former Principal Executive Officer and former President and Chief Executive Officer of USI.

Summary Compensation Table for Years ended March 31, 2020 and 2019

The following table sets forth information regarding compensation earned during the years ended March 31, 2020 and 2019, as applicable, by our named executive officers. We refer to the year ended March 31, 2020 as fiscal 2019 and the year ended March 31, 2019 as fiscal 2018.

Name and principal position(1)	Year	Salary ($)	Bonus ($)		Stock awards(2) ($)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
James Robinson(5)	2019	18,229	1,000,000	(8)	—	5,223,406	—	—	6,241,635
Principal Executive Officer
Ajay Bansal(6)	2019	179,111	73,609	(9)	724,500	846,460	101,920	24,591	1,950,191
Principal Financial Officer
Cornelia Haag-Molkenteller	2019	416,000	—		894,022	—	203,840	9,953	1,523,815
Chief Medical Officer	2018	343,269	—		—	1,136,100	208,000	16,103	1,703,472
Keith A. Katkin(7)	2019 2018	572,000 425,000	— —		2,984,328 —	4,114,843 2,696,025	560,560 578,500	239,980 16,619	8,471,711 3,716,144
Former Principal Executive Officer

(1)	Each of our named executive officers is an employee of our wholly owned subsidiary, USI. Such employee provides services to us pursuant to an inter-company services agreement between us and USI.
(2)

Amounts reported in this column do not reflect the amounts that will be realized by our named executive officers. Instead, this column reflects the full grant date fair value for options, stock appreciation rights or restricted stock units granted during the year as measured pursuant to ASC Topic 718 as share-based compensation in our consolidated financial statements. Amounts reported for Mr. Katkin also include the incremental fair value associated with certain modifications of his outstanding awards. The assumptions we used in valuing options, stock appreciation rights or restricted stock units are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.Our named executive officers will only realize value with respect to stock options or stock appreciation rights to the extent the trading price of our common shares is greater than the exercise price of such stock options or stock appreciation rights on the date of exercise.

(3)

Amounts reflect cash incentive bonuses paid by us in April and May 2020 and/or May 2019 for the performance of services in the fiscal years ended March 31, 2020 and 2019, respectively, which were based upon our Board’s assessment of individual performance, as well as the achievement of corporate performance goals, which included goals related to business and corporate development objectives.

(4)

For all of the named executive officers (other than Mr. Robinson), amounts reflect 401(k) matching contributions. Amount reported for Mr. Bansal also includes “gross-up” tax reimbursement for commuting and transportation costs paid by us. In addition, amounts reported for Mr. Katkin also reflect a termination payment of $230,000 paid to him in connection with his termination of employment on March 2020 in exchange for a general release of claims.

(5)

Mr. Robinson joined USI as its Chief Executive Officer and an employee in March 2020. Prior to his employment, Mr. Robinson was an independent director of our Board. Any compensation earned by Mr. Robinson solely in connection with his service as an independent member of our Board prior to his employment is described under the “Director Compensation” section below.

(6)	Mr. Bansal joined USI in October 2019.
(7)	Mr. Katkin resigned as our Principal Executive Officer in March 2020.
(8)

In connection with Mr. Robinson’s employment with USI, he is entitled to receive an aggregate sign-on bonus of $1,600,000, with (i) $1,000,000 already paid following his start date, and (ii) $300,000 to become payable on each of the first two anniversaries of his start date, subject to his continued employment with USI through each anniversary date. These amounts are subject to a clawback upon certain terminations of employment. For additional information, please see the “Employment Arrangements and Potential Payments and Benefits upon Termination or Change in Control — James Robinson” section below.

(9)	Amount reflects a bonus paid to Mr. Bansal pursuant to his employment agreement for relocation assistance.

Outstanding Equity Awards at March 31, 2020

The following table provides information about outstanding equity awards held by each of our named executive officers at March 31, 2020. All equity awards were granted under our 2017 Equity Incentive Plan, as amended and restated.

	Option awards(1)						Stock awards(1)
Name	Grant date	Number of securities underlying unexercised options (#)			Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
		Exercisable	Unexercisable
James Robinson	3/1/2019	50,000	—		12.41	3/1/2029	—		—
	7/9/2019	25,000	—		8.78	7/9/2029	—		—
	1/10/2020	—	—		—	—	12,480	(3)	115,066
	3/23/2020	—	845,732	(4)	9.16	3/23/2030	—		—
Ajay Bansal	11/5/2019	—	—		—	—	75,000	(5)	691,500
	11/5/2019	—	140,000	(5)	9.66	11/5/2029	—		—
Cornelia Haag-Molkenteller	5/21/2018	146,850	—		7.53	5/21/2028	—		—
	10/15/2018	1,000	—		13.65	10/15/2028	—		—
	1/6/2019	100,000	—		6.88	1/6/2029	—		—
	1/7/2020	—	—		—	—	62,128	(6)	572,820
Keith A. Katkin	9/21/2017	701,254	—		3.86	9/21/2027	—		—
	9/21/2017	200,250	—		3.86	9/21/2027	—		—
	3/19/2018	24,630	—		4.01	3/19/2028	—		—
	9/26/2018	39,815	—		14.00	9/26/2028	—		—
	10/15/2018	99,967	—		13.65	10/15/2028	—		—
	1/6/2019	350,250	—		6.88	1/6/2029	—		—
	1/7/2020	—	—		—	—	199,680	(7)	1,841,050

(1)	All option and stock awards listed in this table were granted pursuant to our 2017 Equity Incentive Plan, as amended and restated.
(2)

Reflects restricted stock units, each of which represents a contingent right to receive one share of our common stock. The market value of such award was calculated based on the $9.22 closing price of a share of our common stock as of March 31, 2020 (which was the last trading day in our fiscal year).

(3)

Represents restricted stock units granted to Mr. Robinson in connection with his service as a member of our Board prior to his employment. The restricted stock units vest on January 10, 2021, subject to Mr. Robinson’s continuous service.

(4)

Represents stock appreciation rights granted to Mr. Robinson in connection with his commencement of employment as Chief Executive Officer of USI. The stock appreciation rights vest over a period of four years, with 25% of the common shares underlying the stock appreciation rights vesting on the first anniversary of the grant date, and the remainder vesting in 12 equal quarterly installments thereafter, subject to Mr. Robinson’s continuous service through the relevant vesting dates.

(5)

Represents restricted stock units or stock options granted to Mr. Bansal in connection with his commencement of employment as Chief Financial Officer of USI. The restricted stock units or shares underlying the stock options vest over a period of four years, with 25% of the restricted stock units or shares underlying the stock options vesting on October 28, 2020, and the remainder vesting in 12 equal quarterly installments thereafter, subject to Mr. Bansal’s continuous service through the relevant vesting dates.

(6)

Represents restricted stock units granted to Ms. Haag-Molkenteller. The restricted stock units vest over a period of four years, with 25% of the restricted stock units vesting on January 7, 2021, and the remainder vesting in 12 equal quarterly installments thereafter, subject to Ms. Haag-Molkenteller’s continuous service through the relevant vesting dates.

(7)	Represents restricted stock units granted to Mr. Katkin. The restricted stock units were forfeited in April 2020 upon Mr. Katkin’s resignation from USI.

Employment Arrangements and Potential Payments and Benefits upon Termination or Change in Control

James Robinson

In March 2020, our wholly owned subsidiary, USI, entered into an employment agreement with Mr. Robinson, pursuant to which he will serve as its Chief Executive Officer. The agreement provides for an annual base salary of $750,000 and eligibility to participate in our discretionary performance bonus plan, with the potential to receive a target bonus of 80% of his base salary, based on his achievement of objectives and milestones, as well as overall company performance for the applicable fiscal year. In addition, Mr. Robinson is entitled to receive an aggregate sign-on bonus of $1,600,000, with $1,000,000 already paid following his start date and the remainder to be paid in installments of $300,000 on the first and second anniversaries of his start date. Mr. Robinson is required to repay the full amount of the initial installment of his sign-on bonus if he resigns voluntarily without “good reason” or is terminated by USI for “cause” (as such terms are defined in his employment agreement) at any time prior to the second anniversary of his start date. Mr. Robinson is also required to repay each subsequent installment if he resigns voluntarily without “good reason” or is terminated by USI for “cause” during the 1-year period following the first and second anniversaries of his start date, with the repayment obligation for each installment lapsing on a pro-rata basis over a one-year period. Mr. Robinson will also be eligible to receive relocation assistance and to participate in benefit plans and arrangements made available to all full-time employees.

In connection with his employment, Mr. Robinson has been granted an initial award of stock appreciation rights under our 2017 Equity Incentive Plan, as amended and restated. Subject to Mr. Robinson’s continued employment through each applicable vesting date, 25% of this equity award will vest after one year, and the remaining 75% will vest in equal quarterly installments thereafter over three years. Mr. Robinson will also be eligible to receive discretionary annual equity incentive grants in amounts that are commensurate with his position.

Ajay Bansal

In October 2019, USI entered into an employment agreement with Mr. Bansal, pursuant to which he will serve as its Senior Vice President, Business Development and Chief Financial Officer. The agreement provides for an annual base salary of $416,000 and eligibility to participate in our discretionary performance bonus plan, with the potential to receive a target bonus of 40% of his base salary, based on his achievement of objectives and milestones, as well as overall company performance for the applicable fiscal year. In addition, Mr. Bansal will be eligible to receive relocation assistance, including temporary housing and $75,000 of home purchase assistance, and to participate in benefit plans and arrangements made available to all full-time employees.

In connection with his employment Mr. Bansal was granted an initial award of options to purchase 140,000 of our common shares and 75,000 restricted share units under our 2017 Equity Incentive Plan, as amended and restated. Subject to Mr. Bansal’s continued employment through each applicable vesting date, 25% of each of these equity awards will vest after one year, and the remaining 75% will vest in equal quarterly installments thereafter over three years. Mr. Bansal will also be eligible to receive discretionary annual equity incentive grants in amounts that are commensurate with his position.

Cornelia Haag-Molkenteller

In September 2018, USI entered into an employment agreement with Ms. Haag-Molkenteller, conditioned upon the closing of our IPO, pursuant to which she will serve as its Chief Medical Officer. The employment agreement provides for an annual base salary of $400,000. Ms. Haag-Molkenteller is eligible to participate in our discretionary performance bonus plan, with the potential to receive a target bonus of 40% of her base salary, based on her achievement of objectives and milestones, as well as overall company performance for the applicable fiscal year. Ms. Haag-Molkenteller is also eligible to participate in benefit plans and arrangements made available to all full-time employees. Ms. Haag-Molkenteller will be eligible to receive discretionary annual equity incentive grants in amounts that are commensurate with her position.

Severance and Change in Control Arrangements for Messrs. Robinson and Bansal and Ms. Haag-Molkenteller

Each of Messrs. Robinson’s and Bansal’s and Ms. Haag-Molkenteller’s employment is at-will and may be terminated at any time, with or without cause. Pursuant to each executive’s employment agreement, the executive is eligible for the following severance and change in control benefits subject to the timely signing of a separation agreement and release of claims reasonably satisfactory to us and remaining in compliance with any written agreement with us:

•

If we terminate the executive’s employment without “cause” (excluding due to death or disability) or he or she resigns for “good reason” (as such terms are defined in the employment agreements), then, the executive will be eligible to receive (a) a lump sum payment equal to 75% of the executive’s then-current base salary (100% of then-current base salary for Mr. Robinson), after disregarding any decrease in base salary constituting good reason; (b) (i) for Mr. Robinson, a lump sum cash payment equal to either (1) the average of actual bonuses paid to Mr. Robinson for the two previous fiscal years prior to such termination, (2) if Mr. Robinson has only been employed for one full fiscal year as of his termination, the actual bonus paid to Mr. Robinson for such fiscal year, or (3) if no full fiscal year has been completed as of Mr. Robinson’s termination, 100% of his then-current target bonus (such amount, the “Robinson Bonus Severance”), or (ii) for Mr. Bansal or Ms. Haag-Molkenteller, a pro rata amount of the executive’s then-current target bonus; and (c) a portion of the premiums for the executive and the executive’s eligible dependents to continue coverage under our group health plans under applicable law that is equal to the amount we were responsible for paying toward the executive’s health coverage at the time of the termination for up to nine months (twelve months for Mr. Robinson) or taxable monthly cash payments equal to 200% of such portion of the monthly premium for the equivalent period in the event that payment of such premiums would violate applicable law or result in an excise tax or penalty.

•

If we terminate the executive’s employment without “cause” (excluding due to death or disability) or he or she resigns for “good reason” on or within 12 months following a “change in control” (as defined in our 2017 Equity Incentive Plan, as amended and restated, and such 12-month period referred to as the “change in control determination period”), then, the executive will be eligible to receive (a) a lump sum payment equal to 100% of the executive’s then-current base salary, after disregarding any decrease in base salary constituting good reason, (b) a lump sum cash payment equal to the sum of (a) 100% of the executive’s then-current target bonus (or the Robinson Bonus Severance for Mr. Robinson) and (b) a pro rata amount of the executive’s then-current target bonus (or the Robinson Bonus Severance for Mr. Robinson); and (c) 100% of the premiums for the executive and the executive’s eligible dependents to continue coverage under our group health plans under applicable law for up to 12 months, or taxable monthly cash payments equal to 200% of the full monthly premium for the equivalent period in the event that payment of such premiums would violate applicable law or result in an excise tax or penalty. Mr. Robinson would also receive full accelerated vesting of his initial equity award of stock appreciation rights described above.

•

If the executive’s employment is terminated due to disability, then the executive will be eligible to receive a lump sum cash payment equal to a pro rata amount of his or her then-current target bonus.

If any of the amounts provided for under these employment agreements or otherwise payable to Messrs. Robinson or Bansal or Ms. Haag-Molkenteller would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, or the Code, and could be subject to the related excise tax, the executive will be eligible to receive either full payment of benefits under his or her employment agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive. The executives’ employment agreements do not require us to provide any tax gross-up payments for any parachute payment excise taxes that may become payable under Sections 280G and 4999 of the Code.

Equity Awards

All unvested outstanding equity awards (including equity awards with performance based vesting criteria) granted to our named executive officers under our 2017 Equity Incentive Plan, as amended and restated, prior to the closing of the Sumitomo Transaction (as defined below under “Transactions with Related Persons”) will become fully vested and exercisable immediately before, and contingent upon, a change in control. The Sumitomo Transaction constituted a change in control for these purposes and all such unvested outstanding equity awards became fully vested upon the consummation of the Sumitomo Transaction, other than the equity awards granted to Mr. Bansal in connection with his commencement of employment, which equity awards specifically excluded the Sumitomo Transaction as a change in control.

With respect to any equity awards granted to our named executive officers after the Sumitomo Transaction, if the executive’s employment is terminated without “cause” or he or she resigns for “good reason” within 12 months following a change in control, all such equity awards that are outstanding and unvested at such time will become fully vested and exercisable immediately before, and contingent upon, such change in control. For these purposes, Sumitomo Dainippon Pharma or any of its affiliates acquiring 100% of our common shares will constitute a change in control.

Keith Katkin Separation

Effective as of March 23, 2020, Mr. Katkin resigned as our Principal Executive Officer and a member of our Board, and as the President and Chief Executive Officer of USI. In connection with Mr. Katkin’s resignation, USI entered into a separation, release and consulting agreement with Mr. Katkin, or the Separation & Consulting Agreement. Under the terms of the Separation & Consulting Agreement, Mr. Katkin’s right to receive any payments or benefits under his employment agreement with USI was terminated. In lieu of such payments and benefits, Mr. Katkin received (or will receive) (i) a lump sum payment of $230,000, minus standard payroll deductions and withholdings; (ii) continued medical benefits (or cash payments in lieu thereof) for up to 18 months; and (iii) after the end of the 18-month period for continued medical benefits, monthly payments equal to the premium the Company would have had to pay to continue Mr. Katkin’s medical benefits for such month, for up to 18 months. In addition, Mr. Katkin’s vested options to purchase our common shares at the time of such termination will remain exercisable until October 1, 2021.

Pursuant to the Separation & Consulting Agreement, Mr. Katkin will also provide certain consulting services to the Company as may be reasonably requested by our Board from time to time until April 1, 2025. As compensation for such consulting services, Mr. Katkin will receive an annual consulting fee of $349,000 for a period of five years.

Under the Separation & Consulting Agreement, Mr. Katkin provided a customary release of claims for the benefit of USI and all of its direct and indirect parents and their respective affiliated entities, and agreed to abide by certain customary confidentiality and cooperation provisions following his resignation, along with certain non-compete and non-solicit restrictions during the period of his consulting services.

Retention Awards

In connection with the Sumitomo Transaction, our Board approved retention awards to our named executive officers (other than Mr. Robinson) on January 7, 2020 consisting of cash retention bonus opportunities, or Retention Bonuses, and restricted stock unit awards, or the Retention RSUs. The aggregate amount of the Retention Bonus was $1,029,600 for Mr. Katkin, $40,000 for Mr. Bansal and $457,600 for Ms. Haag-Molkenteller. The Retention Bonuses will be paid in two equal installments within thirty (30) days following December 30, 2020 and December 30, 2021, which dates are each referred to as a Retention Date, subject to performance at a satisfactory or higher level and continued employment through each Retention Date. If Mr. Bansal’s or Ms. Haag-Molkenteller’s employment is terminated without “cause” before a Retention Date, the next installment(s) of the Retention Bonus will become payable within thirty (30) days following such termination. Mr. Katkin forfeited his right to any installment of the Retention Bonus in connection with his resignation of employment.

Mr. Katkin and Ms. Haag-Molkenteller were also granted 199,680 Retention RSUs and 62,128 Retention RSUs, respectively, under our 2017 Equity Incentive Plan, as amended and restated. The Retention RSUs shall vest with respect to 25% of the underlying shares on the first anniversary of the grant date, and the remaining 75% will vest in equal quarterly installments thereafter over three years. Mr. Katkin forfeited all of his Retention RSUs in connection with his resignation of employment. Mr. Bansal was not granted any Retention RSUs.

Retirement Plan

USI maintains a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We contributed a $0.50 match for every $1.00 contributed by a participating employee up to 6% of their annual salary, with such matching contributions becoming fully vested after two years of service. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s direction. This retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to this plan and earnings on those contributions are not taxable to the employees until distributed from the plan, and all contributions are deductible by us when made.

DIRECTOR COMPENSATION

Our Board has adopted a director compensation policy pursuant to which our directors, other than employee directors and Dr. Nishinaka, are eligible to receive cash compensation and equity compensation for the time and effort necessary to serve as members of our Board. Employees of Urovant and USI who serve on our Board are not eligible to receive cash and equity compensation pursuant to this policy.

Pursuant to our director compensation policy, each director is eligible to receive an annual cash retainer of $40,000 for serving on our Board. The chairperson of our Board receives an additional annual cash retainer of $30,000 and our lead independent director receives an additional annual cash retainer of $30,000.

The chairperson and members of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board were entitled to the following additional annual cash retainers in respect of the fiscal year ended March 31, 2020:

Board committee	Chairperson fee	Member fee
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000

In July 2019, each non-employee director then in office received stock options to purchase 25,000 shares of common stock that vest on the one-year anniversary of the date of grant, subject to continuous service by the director through the date of vesting. The Sumitomo Transaction constituted a change in control for purposes of the non-employee director equity awards and resulted in all unvested outstanding equity awards held by the non-employee directors at the time of the transaction becoming fully vested upon the consummation of the Sumitomo Transaction. In January 2020 in connection with the Sumitomo Transaction, each non-employee director then in office (other than Dr. Nishinaka) received retention awards of 12,480 restricted stock units that vest on the one-year anniversary of the date of grant, subject to continuous service by the director through the date of vesting. Future grant amounts will be determined at the time of grant utilizing then current market data and based on the advice of our compensation advisory consultants.

Director Compensation for the for Year Ended March 31, 2020

Name	Fees earned or or paid in cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Myrtle Potter	87,000	172,973	124,822	384,795
Frank Torti (4)	33,500	—	124,822	158,322
Pierre Legault	84,127	172,973	124,822	381,922
Sef Kurstjens	65,000	172,973	124,822	362,795
James Robinson (5)	49,924	172,973	124,822	347,719

(1)

This column includes the annual fees paid during fiscal 2019 to all directors in their capacity as non-employee directors for their service on our Board as well as for their committee membership and chairperson positions. See “Committees of the Board of Directors” above for more information regarding committee membership. Mr. Hindman was not appointed to the Board until after the end of fiscal 2019 and is therefore not included in the table above.

(2)

Amounts reported in this column do not reflect the amounts actually received by the director. Instead, these amounts reflect the aggregate grant date fair value of stock options and restricted stock units granted to the director during the fiscal year, as computed in accordance with FASB ASC No. 718. Assumptions we used in valuing options and restricted stock units are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020. Our directors will only realize value in respect of such stock options to the extent the trading price of our common shares is greater than the exercise price of such stock options on the date of exercise.
(3)

Options to acquire the following numbers of shares were outstanding on March 31, 2020 for each of our independent directors: Ms. Potter, 75,000; Dr. Torti, 75,000; Mr. Legault, 75,000; and Dr. Kurstjens, 75,000. The number of restricted stock units outstanding on March 31, 2020 for each of Ms. Potter, Mr. Legault and Dr. Kurstjens is 12,480. All outstanding equity awards held by Mr. Robinson are set forth in the “Outstanding Equity Awards at March 31, 2020” table above.

(4)	Dr. Torti resigned as a member of our Board effective December 27, 2019.
(5)

Mr. Robinson was an independent director of our Board during fiscal 2019 until his appointment as our Principal Executive Officer in March 2020. Amounts reported in this table for Mr. Robinson reflect compensation paid to him solely in his capacity as an independent director of our Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information regarding our equity compensation plans as of March 31, 2020:

Plan Category	Number of common shares to be issued upon exercise of outstanding options and rights (a) (1)	Weighted- average exercise price of outstanding options and rights (b) (2)	Number of common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by shareholders	5,731,759	$7.24	2,904,582
Equity compensation plans not approved by shareholders	—	—	—
Total	5,731,759	$7.24	2,904,582

(1)

This number represents the number of securities that may be issued upon exercise of outstanding options or stock appreciation rights, and upon vesting of outstanding restricted stock units granted under our 2017 Equity Incentive Plan, as amended and restated.

(2)

The weighted-average exercise price represents the weighted-average exercise price of outstanding options and stock appreciation rights, and does not take into account the common shares issuable upon vesting of outstanding restricted stock units as they have no exercise price.

(3)

Represents (a) 2,454,582 shares available for future issuance under our 2017 Equity Incentive Plan, as amended and restated, as of March 31, 2020, which may be used for any type of award authorized under such plan, including stock options, stock appreciation rights, stock units, and restricted stock, and (b) 450,000 shares available for future issuance under our 2019 Employee Stock Purchase Plan, or the ESPP, including 39,541 shares that were subject to purchase under the ESPP during the purchase period ended June 30, 2020.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transaction Policy

Our Board has adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director or any transaction, arrangement or relationship in which a related person’s participation is solely due to his or her position as a director of an entity that is participating in the transaction, arrangement or relationship are not covered by this policy. A related person is any executive officer, director or beneficial owner of 5% or more of any class of our voting securities, including Sumitomo Dainippon Pharma, and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. We will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related Person Transactions

The following is a description of transactions since April 1, 2018 to which we have been a participant and in which (1) the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and (2) any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest.

Sale of Roivant Sciences Ltd.’s Interest in the Company

In October 2019, Roivant Sciences Ltd., or RSL, and certain of its affiliates entered into a definitive agreement, or the Sumitomo Transaction Agreement, with Sumitomo Dainippon Pharma pursuant to which, among other things, Sumitomo Dainippon Pharma agreed to acquire all of RSL’s ownership interest in the Company. In connection with the Sumitomo Transaction Agreement, we entered into a letter agreement with Sumitomo Dainippon Pharma, or the Sumitomo Letter Agreement, pursuant to which, among other things, (i) Sumitomo Dainippon Pharma committed to provide us with a low-interest, interest-only, five-year term loan facility with no principal repayments required to be made by us until the end of the term; and (ii) the parties agreed to enter into an investor rights agreement that would provide Sumitomo Dainippon Pharma with customary registration and information rights and provide our minority shareholders certain protections outlined therein.

On December 27, 2019, Sumitomo Dainippon Pharma and RSL announced the closing of the transactions contemplated by the Sumitomo Transaction Agreement, or the Sumitomo Transaction, pursuant to which all of our common shares held by RSL were contributed to Sumitovant, a wholly owned subsidiary of RSL at the time of such contribution and, subsequent to such contribution, Sumitomo Dainippon Pharma acquired all issued and outstanding equity securities of Sumitovant. As of March 31, 2020, Sumitovant directly, and Sumitomo Dainippon Pharma indirectly, owned approximately 75% of our outstanding common shares. As a result of the transfer of these common shares, RSL no longer beneficially owns any of our common shares.

Other Agreements with Sumitomo Dainippon Pharma and its Affiliates

Sumitomo Loan Agreement

On December 27, 2019, we entered into a $300 million unsecured revolving debt facility with Sumitomo Dainippon Pharma, as lender, or the Sumitomo Loan Agreement. Sumitomo Dainippon Pharma funded an initial amount of $87.5 million on December 30, 2019 under the terms of the Sumitomo Loan Agreement. In April and July 2020, Sumitomo Dainippon Pharma funded an additional amount of $41.0 million and $43.0 million, respectively. Additional funds may be drawn down by us no more than once in any calendar quarter, subject to the funding requests that are made in accordance with our Board-approved operating budget. Loans under the Sumitomo Loan Agreement, or the Loans, bear a variable interest rate per annum equal to the London Inter-bank Offered Rate, or LIBOR, plus a margin of 3% payable on the last day of each calendar quarter. The Loans mature and are payable in full on the five-year anniversary of the closing date of the Sumitomo Loan Agreement or December 27, 2024.

Investor Rights Agreement

On December 27, 2019, we entered into the Investor Rights Agreement with Sumitomo Dainippon Pharma and Sumitovant. Pursuant to the Investor Rights Agreement, among other things, we agreed to comply with any demands by Sumitovant to register for sale, under the Securities Act of 1933, as amended, or the Securities Act, any common shares of the Company beneficially owned by Sumitovant that have an anticipated aggregate net offering price of at least $5 million, subject to certain customary exceptions and the right of the Company to refuse any demand for registration if we already effected two registrations for Sumitovant in the year preceding such demand. In addition, we agreed to periodically provide Sumitovant with (i) certain financial statements, projections, capitalization summaries and other information customarily provided to significant investors in publicly-traded companies and (ii) access to our books, records, facilities and employees during our normal business hours as Sumitovant may reasonably request.

Moreover, the Investor Rights Agreement also contains certain protections for our minority shareholders for so long as Sumitomo Dainippon Pharma or certain of its affiliates beneficially own between 50% and 90% of the total number of votes entitled to be cast at elections of our directors, or Total Voting Power. These protections include, among other things: (i) a requirement for a minimum of three independent directors on our Board (each of whom cannot be removed by Sumitomo Dainippon Pharma or certain of its affiliates without the approval of a majority of the minority shareholders); (ii) a requirement that the Audit Committee be comprised solely of independent directors; (iii) the appointment of Mr. Legault as our Lead Independent Director; (iv) a requirement that any transaction proposed by Sumitomo Dainippon Pharma or certain of its affiliates that would increase Sumitomo Dainippon Pharma beneficial ownership to over 76% of the Total Voting

Power be approved by the Audit Committee (if occurring prior to December 27, 2021) and, if such transaction would increase Sumitomo Dainippon Pharma beneficial ownership to over 80% of the Total Voting Power, a majority of our minority shareholders must vote on such matter; and (v) a requirement that any related person transactions between Sumitomo Dainippon Pharma or certain of its affiliates and us be approved by the Audit Committee, consistent with our existing related person transaction policy.

Pursuant to the Investor Rights Agreement, we also agreed that so long as Sumitomo Dainippon Pharma or certain of its affiliates beneficially own between 50% and 90% of the Total Voting Power, we will inform Sumitovant before issuing any new common shares and allow Sumitovant to (i) participate in such issuance up to its pro rata share (unless such issuance is in connection with the acquisition of a business or its assets) or (ii) make sufficient open market purchases of our securities to ensure that Sumitomo Dainippon Pharma’s beneficial ownership percentage does not decline as a result of such issuance.

Information Sharing and Cooperation Agreement

On May 21, 2020, we entered into an information sharing and cooperation agreement, or the Sumitovant Cooperation Agreement, with Sumitovant. The Sumitovant Cooperation Agreement, among other things, obligates us to deliver to Sumitovant drafts of (i) our quarterly and annual financial statements and (ii) the discussion and analysis by our management of the Company’s financial condition and the results of our operations for such fiscal periods, prior to the applicable deadlines for filing such information with the SEC. We also agreed to coordinate with Sumitovant before releasing earnings results or any interim financial guidance and to notify Sumitovant before issuing any other material press releases.

In addition, the Sumitovant Cooperation Agreement requires us to give Sumitovant’s auditors access to our auditors and our books and records to facilitate the completion of Sumitovant’s own internal audit and their review of our financial statements and internal accounting controls and operations. We also agreed to provide Sumitovant any documents or materials relating to our business and access to our senior management to discuss any matters, in each case as Sumitovant may reasonably request. To the extent we provide Sumitovant any information in response to such a request, Sumitovant may not (i) disclose such information to certain of its affiliates or (ii) use such information in a manner it deems, in good faith, to be detrimental to the Company or our shareholders. In addition, both parties agreed to hold any information they receive from the other party in the strictest confidence, subject to customary exceptions for information that becomes public, that has been independently developed, or that is otherwise received on a non-confidential basis from a third party.

Moreover, the Sumitovant Cooperation Agreement provides that we must adopt and maintain policies to address our obligations with respect to financial reporting, audits, internal controls, record keeping, taxes, and other applicable laws. In addition, the Board must have a compliance oversight committee that oversees a compliance program designed to ensure we comply with our obligations under applicable laws, or the Compliance Program. The Nominating, Corporate Governance and Compliance Oversight Committee has been designated to serve as the Board’s compliance oversight committee for these purposes. The Nominating, Corporate Governance and Compliance Oversight Committee, in turn, is required to (i) appoint a member of our senior management to administer the Compliance Program and (ii) cause the implementation of internal reporting procedures and training to support the Compliance Program. The Sumitovant Cooperation Agreement also requires us to comply in all material respects with applicable laws.

Market Access Services Agreement

On June 17, 2020, Urovant Sciences GmbH, or USG, entered into a market access services agreement, or the Market Access Services Agreement, with Sunovion Pharmaceuticals, Inc., or Sunovion, a wholly-owned subsidiary of Sumitomo Dainippon Pharma. Pursuant to the Market Access Services Agreement, among other things, USG appointed Sunovion as the exclusive distributor of vibegron in the United States, including all of its territories and possessions.

Sunovion, in turn, has agreed to provide certain market access services with respect to the distribution and sale of vibegron, including, among other things: (i) adding vibegron to Sunovion’s agreements with its third party logistics providers; (ii) adding vibegron to certain of Sunovion’s contracts with wholesalers, group purchasing organizations and integrated delivery networks; (iii) facilitating USG’s entry into new contracts with certain health organizations regarding vibegron; (iv) managing the validation, processing and payment of rebates, chargebacks, and certain administrative, distribution and service fees related to vibegron; (v) providing USG with price reporting metrics and other information required for it to comply with applicable government price reporting requirements; (vi) coordinating with USG and any applicable wholesalers to address any recalls, investigations, or product holds; and (vii) providing certain other ancillary support services to facilitate the foregoing.

In order to facilitate Sunovion’s provision of these services, USG agreed, among other things, to: (i) grant Sunovion a non-exclusive license under all intellectual property owned or controlled by USG, solely to enable Sunovion to perform the contemplated services; (ii) provide Sunovion periodic reports of sales projections and volume requirements, as well as such other information as Sunovion reasonably requests or may need to perform the services; (iii) comply with the provisions of any agreements between Sunovion and third parties pursuant to which vibegron will be distributed or sold; (iv) cooperate with certain investigations related to orders and audits of USG’s quality systems; and (v) promptly notify Sunovion in the event vibegron is recalled.

As consideration for the services, USG will pay Sunovion an agreed-upon monthly service charge for each of the first two years of the agreement term. After the second year of the agreement term, the monthly service charges will be determined by the parties. In addition, USG also agreed to (x) reimburse Sunovion for any pass-through expenses it incurs while providing the services and (y) establish an escrow fund for use by Sunovion when managing any rebates, chargebacks and similar fees.

The Market Access Services Agreement also contains customary representations and warranties by the parties and customary provisions related to confidentiality, indemnification and insurance. The initial term of the Market Access Services Agreement is three years. Thereafter, the term will be automatically extended for one-year periods, unless either party provides notice of its intent to terminate the agreement at least nine (9) months prior to the expiration of the applicable term. Either party may also terminate the agreement prior to the end of its term in the event of an uncured material breach by the other party or if such other party becomes insolvent or undergoes a change of control. Finally, USG may also terminate the Market Access Services Agreement if Sunovion fails to satisfy certain market access milestones or upon payment of a break-up fee.

Sumitovant Share Purchase Agreements

In February 2020, certain employees of the Company elected to cashless exercise outstanding stock options pursuant to the terms of the 2017 Equity Incentive Plan, as amended and restated, and enter into a share purchase agreement with Sumitovant wherein the remaining shares from the employee’s cashless exercise of certain stock options would be sold to Sumitovant at a price per share equal to the closing share price of the Company on the date of exercise. The total number of shares of common stock surrendered for cashless exercise and tax withholdings was 154,750 shares. The number of shares of common stock sold to Sumitovant by the employees was 103,250 shares at a price per share of $13.08 or a total sales price of $1.4 million.

During the year ended March 31, 2020, in connection with the resignation of Mr. Katkin, the Company’s former Principal Executive Officer, fully-vested stock options to purchase 1,416,166 shares of common stock with a weighted-average exercise price of $5.59 per share held by Mr. Katkin were modified to include a share repurchase feature. The share repurchase feature is in the form of a right of first refusal for Sumitovant to purchase up to 1,416,666 shares underlying the stock options upon exercise by the former Principal Executive Officer pursuant to the same terms and conditions in the Sumitovant share purchase agreement described above.

Agreements with RSL and its Affiliates

Affiliate Services Agreements

We have entered into services agreements with each of RSI and Roivant Sciences GmbH, or RSG, wholly owned subsidiaries of our controlling shareholder RSL, each as further described below. Pursuant to these services agreements, during the years ended March 31, 2020 and 2019, we incurred expenses of $0.2 million and $3.4 million, respectively, inclusive of the mark-up under these agreements.

Roivant Sciences, Inc. Services Agreement

Effective as of July 9, 2018, we and our wholly owned subsidiaries, USI and Urovant Sciences GmbH, or USG, entered into an amended and restated services agreement with RSI, a wholly owned subsidiary of RSL, or the RSI Services Agreement, pursuant to which RSI provided us with services in relation to the identification of potential product candidates, project management of clinical trials and other development, administrative and financial activities. Our reliance on RSI for services pursuant to this agreement was immaterial during the years ended March 31, 2020 and 2019, and we have no current plans to utilize the services of RSI pursuant to this agreement in the future.

Under the terms of the RSI Services Agreement, we are obligated to pay or reimburse RSI for the costs it, or third parties acting on its behalf, incur(s) in providing services to us. In addition, we are obligated to pay to RSI a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, payroll, general administrative, corporate and public relations, investor relations, financial marketing, activities in connection with raising capital, accounting and auditing, tax, health, safety, environmental and regulatory affairs, staffing and recruiting, benefits, information and technology services, purchasing and legal services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSI Services Agreement, RSI has agreed to indemnify us, USI and USG, and each our respective officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. In addition, we, USI and USG have agreed to indemnify RSI and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. Such indemnification obligations will not exceed the payments made by us, by USI and by USG under the RSI Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSI Services Agreement will continue until terminated upon 90 days’ written notice by RSI or by either USI or USG with respect to the services either such party receives thereunder.

Roivant Sciences GmbH Services Agreement

Effective as of July 9, 2018, USG entered into an amended and restated services agreement with RSG, a wholly owned subsidiary of RSL, or the RSG Services Agreement, pursuant to which RSG provided USG various services, including, but not limited to, the identification of potential additional product candidates, project management of clinical trials and other development, administrative and financial activities. USG’s reliance on RSG for services pursuant to this agreement was immaterial during the years ended March 31, 2020 and 2019, and USG has no current plans to utilize the services of USG pursuant to this agreement in the future.

Under the terms of the RSG Services Agreement, USG is obligated to pay or reimburse RSG for the costs it, or third parties acting on its behalf, incur(s) in providing services to us. In addition, USG is obligated to pay to RSG a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services. Administrative and support services include, but are not limited to, payroll, general administrative, corporate and public relations, investor relations, financial marketing, activities in connection with raising capital, accounting and auditing, tax, health, safety, environmental and regulatory affairs, staffing and recruiting, benefits, information and technology services, purchasing and legal services. Research and development services include, but are not limited to drug discovery and development from target identification through regulatory approval.

Under the RSG Services Agreement, RSG has agreed to indemnify USG, and each of its officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. USG has also agreed to indemnify RSG and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. Such indemnification obligations will not exceed the payments made by USG under the RSG Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSG Services Agreement will continue until terminated by RSG or USG upon 90 days’ written notice.

RSL Information Sharing and Cooperation Agreement

In July 2018, we entered into an information sharing and cooperation agreement, or the Cooperation Agreement, with RSL. The Cooperation Agreement, among other things: (1) obligated us to deliver to RSL periodic financial statements and other information upon reasonable request and to comply with other specified financial reporting requirements; (2) required us to supply certain material information to RSL to assist it in preparing any future SEC filings; and (3) required us to implement and observe certain policies and procedures related to applicable laws and regulations. We agreed to indemnify RSL and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with RSL’s status as a shareholder under the Cooperation Agreement and the operations of or services provided by RSL or its affiliates or their respective officers, employees or directors to us or any of our subsidiaries, subject to certain limitations set forth in the Cooperation Agreement.

The Cooperation Agreement included an automatic termination provision that would be triggered upon the later to occur of such time as when (1) RSL holds less than 25% of the aggregate voting rights attached to the Company’s common shares and (2) RSL is no longer required to consolidate the Company’s financial results in accordance with U.S. GAAP. On December 27, 2019, RSL consummated the Sumitomo Transaction, pursuant to which RSL divested all of the Company’s common shares it previously held. As a result of the consummation of the Sumitomo Transaction, both of the preconditions to the automatic termination of the Cooperation Agreement have occurred, and the Cooperation Agreement terminated pursuant to its terms. No amounts were paid or received under this agreement during its term.

Data Sharing Agreement

On May 22, 2018, our wholly owned subsidiary, USG, entered into a data sharing agreement, or the Data Sharing Agreement, with Datavant, Inc., or Datavant, a subsidiary of our then-parent company, RSL. Pursuant to this Data Sharing Agreement, USG granted to Datavant a royalty-free, worldwide (excluding jurisdictions prohibited by the United States government), non-exclusive, irrevocable license to all data, subject to certain exceptions set forth in the Data Sharing Agreement, collected as part of clinical trials (but not prior to completion of such clinical trials and the publication or presentation of the data generated in connection with such clinical trials) or other patient-level data that is owned or licensed by USG or its wholly owned subsidiaries and all other data mutually agreed by USG and Datavant, solely for Datavant to (1) use such data to develop its data or other analytics products, or the Datavant Products, or (2) provide such data to third parties, subject to the limitations and conditions set forth in the Data Sharing Agreement, including limitations on providing such data to any third party that competes with USG. Pursuant to the Data Sharing Agreement, Datavant granted to USG a royalty-free, worldwide (excluding jurisdictions prohibited by the United States government), non-exclusive, irrevocable license to use all data, subject to certain exceptions set forth in the Data Sharing Agreement, owned or licensed by Datavant and applicable Datavant Products for such specified purposes as set forth in the Data Sharing Agreement. No amounts have been paid or received under this agreement; however, we believe this agreement is material to our business and operations.

Each of USG and Datavant has agreed to indemnify the other and their respective officers, employees and directors from and against any and all losses arising out of, due to or in connection with licensed data provided by USG or Datavant, as applicable, to the other party under the Data Sharing Agreement. The Data Sharing Agreement has an initial term of two years and will automatically renew annually thereafter, subject to 30 days’ written notice of termination by either party. In addition, either party may terminate (1) upon a change of control of either party upon 60 days’ written notice or (2) upon 90 days’ written notice for an uncured material breach by the other party.

RSL Lease Agreement

In June 2019, our wholly owned subsidiary, USI, entered into a sublease agreement with our affiliate, RSI, for 2,784 square feet of office space located in Durham, North Carolina for clinical research and development and other activities carried out by our personnel. The lease expires in July 2025. The lease has scheduled rent increases each year. The total future minimum lease payments under this sublease agreement are approximately $0.6 million.

China IP Purchase Agreement

In June 2017, we entered into an intellectual property purchase agreement with RSG, a wholly owned subsidiary of RSL, as amended on May 22, 2018, pursuant to which we assigned to RSG all of our rights, titles, claims and interests in and to all intellectual property rights under the Merck license agreement, solely as it relates to any of our rights or obligations in China for an aggregate purchase price of approximately $1.8 million. The assignment is subject to the terms of the Merck license agreement, and RSG is obligated to make royalty and milestone payments owed under the Merck license agreement to USG, to the extent such payment obligations arise from the development, regulatory approval or sales of vibegron product in China. In connection with this assignment, we also entered into a separate collaboration agreement with RSG in June 2018, setting forth the parties’ respective rights and obligations to each other in connection with the development of vibegron in their respective territories.

RSL Registration Rights Agreement

In July 2018, we entered into a registration rights agreement with RSL. Pursuant to the terms of this agreement, RSL was entitled to rights with respect to the registration of their common shares under the Securities Act, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. This agreement is no longer in effect following the Sumitomo Transaction.

Employment Arrangements

Each of our executive officers is employed by our wholly owned subsidiary, USI, and provides services to us pursuant to an inter-company services agreement between us and USI. USI has an employment agreement with each of our executive officers that sets forth the initial terms and conditions of employment. For additional information regarding these employment arrangements, see the section titled “Executive Compensation—Employment Arrangements and Potential Payments and Benefits upon Termination or a Change in Control.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Bermuda law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Urovant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Urovant. Direct your written request to Urovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information electronically filed by us with the SEC are available without charge on the SEC’s website at http://www.sec.gov. These materials are also available free of charge on the “Investors” section of our website at www.urovant.com as soon as reasonably practicable after they are filed or furnished with the SEC.

We have filed the Annual Report on Form 10-K for our fiscal year ended March 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov, and free of charge from us upon request. Exhibits to the 2019 Annual Report are available upon your written request and upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

All requests should be directed to Corporate Secretary at Urovant Sciences, Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

By Order of the Board of Directors

/s/ James A. Robinson

James A. Robinson
Principal Executive Officer

July 27, 2020

PROXY TABULATOR FOR UROVANT SCIENCES LTD. P.O. BOX 8016 CARY, NC 27512-9903 The undersigned hereby appoints James Robinson and Bryan Smith, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all of the common shares of Urovant Sciences Ltd. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/UROV Cast your vote online. View Meeting Documents. Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. 866-355-9883 INTERNET TELEPHONE VOTE BY: Annual Meeting of Urovant Sciences Ltd. to be held on Tuesday, September 22, 2020 for Holders as of July 24, 2020 This proxy is being solicited on behalf of the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided. Date: September 22, 2020 Time: 5:00 p.m. (Pacific Time) Place: Live via the Internet. Please visit www.proxydocs.com/UROV for more information Annual Meeting of UROVANT SCIENCES LTD. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Authorized Signatures—This section must be completed for your Instructions to be executed. For For For For For For For Against Abstain Directors Recommend Please make your marks like this: Use dark black pencil or pen only 01 Myrtle S. Potter 02 James Hindman 03 Sef P. Kurstjens, M.D., Ph.D. 04 Pierre Legault 05 Shigeyuki Nishinaka, Ph.D. 06 James Robinson Board of Directors Recommends a Vote FOR each of the nominees listed in proposal 1 and FOR proposal 2. 1: Election of Directors Call TO ATTEND the Annual Meeting, please visit www.proxydocs.com/UROV for virtual meeting registration details. 2: To ratify the selection of Ernst & Young LLP For as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2021, the appointment of Ernst & Young LLP as the Company’s auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for the Company’s fiscal year ending March 31, 2021 and the authorization of the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as the Company’s auditor for the Company’s fiscal year ending March 31, 2021. 3: To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

Proxy — Urovant Sciences Ltd. Annual Meeting of Shareholders September 22, 2020, 5:00 p.m. (Pacific Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints James Robinson and Bryan Smith (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the common shares of Urovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held live via the Internet (please visit www.proxydocs.com/UROV for more details), on September 22, 2020 at 5:00 p.m. (Pacific Time) and all adjournments or postponements thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of Directors. Myrtle S. Potter, James Hindman, Sef P. Kurstjens, M.D., Ph.D., Pierre Legault, Shigeyuki Nishinaka, Ph.D. and James Robinson 2. To ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2021, the appointment of Ernst & Young LLP as the Company’s auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for the Company’s fiscal year ending March 31, 2021 and the authorization of the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as the Company’s auditor for the Company’s fiscal year ending March 31, 2021. 3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” each nominee in Proposal 1 and “FOR” Proposal 2. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each nominee in Proposal 1 and “FOR” Proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.